Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VAALCO Energy, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2017, relating to the consolidated financial statements, the effectiveness of VAALCO Energy Inc.’s internal control over financial reporting, and schedule of VAALCO Energy, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Houston, Texas

June  19, 2017